As filed with the Securities and Exchange Commission on May 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PBF Logistics LP

(Exact name of registrant as specified in its charter)

Delaware	35-2470286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

PBF Logistics LP 2014 Long-Term Incentive Plan

(Full title of the plan)

Jeffrey Dill, Esq.

Senior Vice President, General Counsel and Secretary

PBF Logistics GP LLC

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
PBF Logistics LP 2014 Long-Term Incentive Plan	Common units representing limited partner interests	1,588,655 units	$27.66	$43,942,197	$5,660

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities as may become issuable pursuant to the adjustment provisions of the PBF Logistics LP 2014 Long-Term Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. Based upon the average of the high and low prices of the Registrant’s Common Units as reported on the New York Stock Exchange on May 14, 2014.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) registers common units representing limited partner interests (“Common Units”) of PBF Logistics LP (the “Registrant”) that may be issued under the PBF Logistics LP 2014 Long-Term Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) of the Securities Act on May 9, 2014 relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-195024);

(b)	The description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-195024), as amended, which description is incorporated by reference into the Form 8-A filed with the Commission on May 8, 2014, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description; and

(c)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 14, 2014.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

1

Item 6.	Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “LP Act”) empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Pursuant to the Registrant’s partnership agreement, the Registrant will generally indemnify officers, directors, and affiliates of the general partner, as well as the general partner itself, to the fullest extent permitted by the law against liabilities, costs and expenses incurred by such indemnified parties, unless there has been a final and non-appealable judgment by a court of competent jurisdiction that those persons acted in bad faith or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless the Registrant’s general partner otherwise agrees, the Registrant’s general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable the Registrant to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Registrant’s partnership agreement.

The Registrant and its general partner have entered into an indemnification agreement with each of its directors and executive officers. The indemnification agreements supplement existing indemnification provisions in the Registrant’s partnership agreement and in it, the Registrant and its general partner agree, subject to certain exceptions, to the fullest extent then permitted by the LP Act and the Delaware Limited Liability Company Act, (1) to indemnify the director or executive officer and (2) to pay expenses incurred by the director or executive officer in any proceeding in advance of the final disposition of such proceeding.

The Plan provides that the committee that administers the Plan and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, its general partner, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the committee and any officer or employee of the general partner, the Registrant, or any of its affiliates acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, the Registrant’s partnership agreement and any indemnification agreement applicable to such person, be indemnified and held harmless by the Registrant’s general partner with respect to any such action or determination.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of PBF Logistics LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-195024), filed on April 3, 2014).

4.2	Amended and Restated Agreement of Limited Partnership of PBF Logistics LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 14, 2014).

4.3*	PBF Logistics LP Long-Term Incentive Plan.

4.4	Form of Non-Employee Director Phantom Unit Agreement (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1 Registration Statement (File No. 333-195024), filed on April 22, 2014).

4.5	Form of Employee Phantom Unit Agreement (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 Registration Statement (File No. 333-195024), filed on April 22, 2014).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Powers of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,	however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on May 15, 2014.

PBF Logistics LP

By:	PBF Logistics GP LLC,
its general partner

By:	/s/ Jeffrey Dill
Name: Jeffrey Dill
Title: Authorized Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jeffrey Dill, Erik Young and Trecia Canty, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas D. O’Malley Thomas D. O’Malley	Chairman of the Board of Directors	May 15, 2014

/s/ Thomas J. Nimbley Thomas J. Nimbley	Chief Executive Officer (Principal Executive Officer) and Director	May 15, 2014

/s/ Michael D. Gayda Michael D. Gayda	President and Director	May 15, 2014

/s/ Matthew C. Lucey Matthew C. Lucey	Executive Vice President and Director	May 15, 2014

/s/ Erik Young Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 15, 2014

/s/ Karen B. Davis Karen B. Davis	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2014

/s/ Bruce A. Jones Bruce A. Jones	Director	May 15, 2014

/s/ George E. Ogden George E. Ogden	Director	May 15, 2014

/s/ David Roush David Roush	Director	May 15, 2014

5

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of PBF Logistics LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-195024), filed on April 3, 2014).

4.2	Amended and Restated Agreement of Limited Partnership of PBF Logistics LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 14, 2014).

4.3*	PBF Logistics LP Long-Term Incentive Plan.

4.4	Form of Non-Employee Director Phantom Unit Agreement (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1 Registration Statement (File No. 333-195024), filed on April 22, 2014).

4.5	Form of Employee Phantom Unit Agreement (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 Registration Statement (File No. 333-195024), filed on April 22, 2014).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

6